EXHIBIT 4.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2 AND SECTION 4 OF THIS NOTE.

SENIOR SCIENTIFIC, LLC
CONVERTIBLE PROMISSORY NOTE

$ _________.00	Los Angeles, California April 3, 2013

Senior Scientific, LLC, a New Mexico limited liability company (the “Company”), for value received hereby, promises to pay to ____________, or registered assigns (the “Holder”), the sum of ___________ ($_________), or such other amount as shall then equal the outstanding principal amount disclosed on Exhibit B hereof, in accordance with the terms of this convertible promissory note (the “Note”). Payment for all amounts due hereunder shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder. This Note is being issued in connection with and pursuant to that certain Convertible Note Purchase Agreement (the “Agreement”) and is substantially similar to other notes issued pursuant to the Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(i) “Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States, or any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

(ii) “Common Stock” means the Common Stock of Parent.

(iii) “Conversion Shares” means shares of Common Stock or the Units into which this Note may be converted pursuant to Section 4.1.

(iv)  “Holder” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

(v) “Issuance Date” means the date of this Note.

(vi) “Parent” means Manhattan Scientific, Inc., a Delaware corporation, and the parent entity of the Company.

(vii) “Units” means the membership interests of the Company.

2. Subsequent Funding. Pursuant to the Subsequent Closing Schedule attached as Exhibit E to that certain Convertible Note Purchase Agreement by and among, inter alia, the Company, the Parent, the Holder and the other holders party thereto, of even date herewith, on each Subsequent Closing Date, the Holder shall advance the amount to be funded by the Holder in accordance with such Exhibit E for the applicable Subsequent Closing to the Company by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder (the "Subsequent Funding"). Any Subsequent Funding by the Holder shall increase the principal amount outstanding under this Note and shall be recorded on Exhibit B.

3. Interest; Repayment of the Note.

3.1 This Note shall accrue simple interest, from the date hereof until such principal is paid or converted as provided in Section 5, on any unpaid principal balance at the rate of eight percent (8.0%) per annum; provided that, commencing upon the occurrence of any Event of Default and so long as any Event of Default exists, interest on this Note shall accrue at the rate of ten percent (10%) per annum; provided further that the interest rate shall not exceed the maximum amount of interest permitted to be charged under applicable law. Upon conversion of this Note, accrued but unpaid interest shall be paid in cash or, at the election of the Holder, converted into Conversion Shares.

3.2 The Company shall pay all accrued interest on this Note on the first day of each calendar quarter, commencing on July 1, 2013. All principal amounts advanced hereunder shall mature on March __, 2017, at which time all principal and other amounts outstanding under this Note shall be due and payable. In addition, all amounts outstanding hereunder shall be due and payable on the date upon which the repayment of this Note is accelerated upon an Event of Default pursuant to Section 10. All payments hereunder shall be made in lawful money of the United States of America and will be credited first to interest, fees, costs and expenses then due and the remainder to the principal amount of this Note.

3.3 The Company shall not have the right to prepay this Note at any time.

4. Legend. The Holder consents to the placement of a legend on any certificate or other document evidencing the Conversion Shares issued by the Company that such Conversion Shares have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Holder is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Conversion Shares. The legend to be placed on each certificate shall be in form substantially similar to the following:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said act or (ii) an opinion of company counsel that such registration is not required.

5. Conversion.

5.1 Voluntary Conversion. The Holder of this Note has the right, at Holder’s option, at any time upon ten (10) days written notice to the Company, to convert this Note, in whole or in part and on one or multiple occasions, into either (Sections 4.1.1 and 4.1.2, as applicable, the “Conversion Ratio”):

5.1.1 Fully paid and nonassessable shares of Common Units of the Company. The number of Units of the Company into which this Note may be converted pursuant to this Section 4.1.1 shall be equal to the quotient of the principal due hereunder divided by $2,500,000, multiplied by eighteen percent (18%) of the total equity of Subsidiary outstanding as of the date hereof.

5.1.2 Fully paid and nonassessable shares of Common Stock of Parent. The number of shares of Common Stock of Parent into which this Note may be converted pursuant to this Section 4.1.2 shall be equal to the quotient of the principal and interest payable hereunder divided by a conversion price of $0.055 per share.

5.2 Conversion Procedure.

5.2.1 Notice of Conversion. Before the Holder shall be entitled to convert this Note pursuant to Section 5.1, it shall surrender this Note at the office of the Company and shall give written notice, in the form of the Notice of Conversion attached hereto as Exhibit A, to the Company of the election to convert the same pursuant to Section 5.1, and shall state therein the name or names in which the Conversion Shares shall be issued. At its expense, the Company shall deliver or cause to be delivered to the Holder the applicable number of Conversion Shares in certificate form (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note and receipt of the Conversion Notice.

5.2.2 Conversion Record. Conversions pursuant to this Section 5 shall be recorded on Exhibit B.

5.3 Split, Subdivision or Combination of Shares. If the Company or Parent, as applicable, shall at any time while this Note remains outstanding and unpaid, split, subdivide or combine its equity securities, as applicable, into a different number of securities of the same class or otherwise, the Conversion Ratio for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of such securities shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.

5.4 No Fractional Conversion Shares. No fractional shares of Conversion Shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the number of shares issued upon the conversion of this Note shall be rounded up to the nearest whole share.

6. Pari Passu. This Note is hereby deemed pari passu to any other note issued pursuant to the Agreement, the date of issuance of such note(s) notwithstanding.

7. Events of Default. Each of the following events shall constitute a default under this Note (each an “Event of Default”):

(a)           failure by the Company to pay the principal amount of this Note on the date the same becomes due and payable under this Note or the Agreement or any interest or other amounts due under this Note within five (5) days of the date the same becomes due and payable under this Note or the Agreement;

(b)           failure by the Company or the Parent, or the transfer agent of the Company or the Parent, as the case may be, to issue the Conversion Shares upon conversion of this Note to the Holder within five (5) calendar days after the delivery of a Notice of Conversion and delivery by the Holder of this Note to the Company or the Parent, or the transfer agent of the Company or the Parent, as the case may be;

(c)           the Company or the Parent shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary action for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law; (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; (7) be unable, or admit in writing its inability, to pay its debts as they mature; or (8) take any action for the purpose of effecting any of the foregoing;

(d)           any case, proceeding or other action shall be commenced against the Company of the Parent for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 7(c) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company or the Parent, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company or the Parent, and any of the foregoing shall continue unstayed and in effect for any period of at least sixty (60) days from the date of commencement;

(e)           default shall occur with respect to any indebtedness for borrowed money of the Company of the Parent or under any formal debt agreement under which such indebtedness may be issued by the Company of the Parent, and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of such indebtedness for which such default shall have occurred exceeds $50,000;

(f)           default shall occur with respect to any contractual obligation of the Company or the Parent under or pursuant to any contract or lease to which the Company or the Parent is a party and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of the contractual liability arising out of such default exceeds or is reasonably estimated to exceed $50,000;

(g)           default by the Company or the Parent shall occur under any agreement, note, mortgage, security agreement or other instrument evidencing or securing indebtedness that ranks senior in priority to, or pari passu with, the obligations under this Note, the Agreement or any other Transaction Document, and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of such indebtedness for which such default shall have occurred exceeds $50,000; or

(h)           any material breach by the Company or the Parent of any covenant, warranty, representation or other term or condition of this Note, the Agreement or any other Transaction Document at any time which is not cured within the time periods permitted therein or, if no cure period is provided therein, within thirty (30) calendar days after the occurrence thereof;

(i)            the Company shall cease to be a wholly owned subsidiary of Parent (except in the case of the conversion of any Note issued pursuant to the Agreement); or

(j)            the Company shall liquidate, dissolve or have its existence terminated.

8. Remedies. If any Event of Default occurs under Section 7(c) or 7(d) hereof, then the full principal amount of this Note, together with any other amounts outstanding under this Note or any other Transaction Document, shall become immediately due and payable in cash without any action on the part of the Holder, and if any other Event of Default occurs, the full principal amount of this Note, together with any other amounts outstanding under this Note or any other Transaction Document, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. All Notes for which the full amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section 11 shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. In addition to the foregoing remedies, upon the occurrence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

9. Assignment. Subject to securities laws, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors and assigns of the parties; provided that the Company shall not assign its rights or obligations under this Note without the prior written consent of the Holder.

10. Waiver and Amendment. Any provision of this Note may be amended, waived, or modified upon the written consent of the Company and Holder.

11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if faxed with confirmation of receipt by the sending device or if delivered by internationally recognized overnight courier such as FedEx or DHL, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when delivered or faxed in the manner set forth above and shall be deemed to have been received when delivered.

12. No Stockholder Rights. For so long as the Notes remain unconverted, nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.

14. Waiver. The Company hereby waives demand, notice, presentment, protest, and notice of dishonor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 3rd day of April 2013.

SENIOR SCIENTIFIC, LLC
a New Mexico limited liability company

By:
Name:
Title:

Name of Holder: _____________________

Address: __________________________
__________________________________

EXHIBIT A

NOTICE OF CONVERSION

(To Be Signed Only Upon Voluntary Conversion of Note)

TO: Senior Scientific, LLC c/o Manhattan Scientifics, Inc.

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into

_______________units of Senior Scientific, LLC to the extent of $__________________ unpaid principal amount of such Note, and requests that the certificates for such units be issued in the name of, and delivered to ____________________, whose address is ______________________ .

_______________shares of Common Stock of Manhattan Scientifics, Inc. to the extent of $__________________ unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to ____________________, whose address is ______________________ .

Dated: _____________________

(Signature must conform in all respects to name of the registered holder of the Note)

(Address)

EXHIBIT B

PRINCIPAL BALANCE

DATE	FUNDING	REPAYMENT/ CONVERSION	OUTSTANDING PRINCIPAL BALANCE
March __, 2013	$	---	$